UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): December 16, 2005

                                DUNE ENERGY, INC.
               (Exact Name of Registrant as Specified in Charter)

          Delaware                   0-27897                     95-4737507
(State or Other Jurisdiction  (Commission File No.)           (I.R.S. Employer
      of Incorporation)                                      Identification No.)

3050 Post Oak Blvd., Suite 695, Houston, Texas                           77056
(Address of Principal Executive Offices)                              (Zip Code)

Registrant's telephone number, including area code: (713) 888-0895

          ------------------------------------------------------------
          (Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 9.01. Financial Statements and Exhibits

      (a) Financial Statements of Businesses Acquired.

             Report of Independent Registered Public Accounting Firm

To the Shareholders
Dune Energy, Inc.
Houston, Texas

We have audited the accompanying statements of combined revenues and direct operating expenses of the oil and gas properties purchased by Dune Energy, Inc. from Voyager Partners LTD ("Voyager Property") for the nine months ended September 30, 2005 and the period from March 26, 2004 (Inception) to December 31, 2004. These financial statements are the responsibility of Dune Energy, Inc.'s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The accompanying statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in Dune Energy, Inc.'s Form 8-K/A and are not intended to be a complete financial presentation of the properties described above.

In our opinion, the financial statements referred to above presents fairly, in all material respects, the combined revenues and direct operating expenses of the oil and gas properties purchased by Dune Energy, Inc. in the Voyager Property for the periods described above, in conformity with accounting principles generally accepted in the United States.

Malone & Bailey, PC
www.malone-bailey.com
Houston, Texas
February 27, 2006

Statements of Combined Revenues and Direct Operating Expenses of the Oil and Gas Properties Purchased by Dune Energy, Inc. in the Voyager Property

                                      For the period from
                                         March 26, 2004          For the Nine
                                         Inception) to           Months ended
                                          December 31,           September 30,
                                             2004                    2005
                                      ------------------------------------------

Revenues                               $                0     $        1,343,478

Direct operating expenses                               0                207,044
                                      ------------------------------------------

Excess of revenues over direct
operating expenses                     $                0     $        1,136,434
                                      ==========================================

The accompanying notes are an integral part of these financial statements.

Notes to Statements of Combined Revenues and Direct Operating Expenses of the Oil and Gas Properties Purchased by Dune Energy, Inc. in the Voyager Property

(1) The Properties

On December 16, 2005, Dune Energy, Inc. ("Dune") acquired certain producing and non-producing natural gas properties and related property and equipment located in the Barnett Shale play in the North Texas Fort Worth Basin, from Voyager Partners, Ltd. ("Voyager"). The purchase price for the properties was $24.6 million with an effective date of May 1, 2005.

Voyager logged the first well on the Voyager Property on March 26, 2004 and recognized its first Proved Undeveloped Reserves. February, 2005 marked the first month of production when the first well was fracture stimulated and turned to sales. By the time of our purchase, four wells were drilled, completed, fracture stimulated and on sales.

(2) Basis of Presentation

During the periods presented, the Voyager Property were not accounted for or operated in accordance with generally accepted accounting principles. The entities accounted for their operations without capitalizing many of the costs that related to the full cost method of accounting for oil and gas properties and did not conduct any reserve studies nor calculate an amortization rate per equivalent unit of production. Accordingly, full separate financial statements prepared in accordance with generally accepted accounting principles do not exist and are not practicable to obtain in these circumstances.

Revenues and direct operating expenses included in the Statements of Combined Revenues and Direct Operating Expenses of the Oil and Gas Properties Purchased by Dune Energy, Inc. in the Voyager Property represent Dune's interest in the properties acquired for the periods prior to the respective closing dates and are presented on the accrual basis of accounting and in accordance with generally accepted accounting principles. Depreciation, depletion and amortization, interest, accretion of asset retirement obligation, general and administrative expenses and corporate income taxes have been excluded. The financial statements presented are not indicative of the results of operations of the acquired properties going forward due to changes in the business and inclusion of the above mentioned expenses.

(3) Commitments and Contingencies

Dune is not aware of any legal, environmental or other commitments or contingencies that would have a material effect on the statement of revenues and direct operating expenses.

                      Supplemental Oil and Gas Information
                                   (Unaudited)

Proved oil and gas reserve quantities are based on estimates prepared by the Company's engineers in accordance with guidelines established by the Securities and Exchange Commission (SEC).

There are numerous uncertainties inherent in estimating quantities of proved reserves and projecting future rates of production and timing of development expenditures. The following reserve data represents estimates only and should not be construed as being exact.

All of the reserves are located in the United States.

The information for the reserves for the period from March 26, 2004 (Inception) to December 31, 2004 is as follows:

                                                       Gas (MMcf)   Oil ((Mbbls)
                                                       -------------------------
Proved and undeveloped reserves:                           2004        2004
                                                       -------------------------

Beginning of period                                            --             --
Production                                                     --             --
Extensions, discoveries and improved recovery              12,667             77
                                                       -------------------------
End of period                                              12,667             77
                                                       =========================
Proved developed reserves at end of period                      0              0
                                                       =========================

Standardized Measure of Discounted Future Net Cash Flows.

The standardized measure of discounted future net cash flows from the Company's estimated proved gas reserves is provided for the financial statement user as a common base for comparing oil and gas reserves of enterprises in the industry and may not represent the fair market value of the Company's oil and gas reserves or the present value of future cash flows of equivalent reserves due to various uncertainties inherent in making these estimates. Those factors include changes in oil and gas prices from year end prices used in the estimates, unanticipated changes in future production and development costs and other uncertainties in estimating quantities and present values of oil and gas reserves.

The following table presents the standardized measure of discounted future net cash flows from the ownership interest in proved oil and gas reserves for the period from March 26, 2004 (Inception) to December 31, 2004. The standardized measure of future net cash flows for the period from March 26, 2004 (Inception) to December 31, 2004 is calculated using the price received by the seller as of the end of the year. The prices were $6.01 per mcf and $43.00 per barrel for the year ended December 31, 2004.

The resulting estimated future cash inflows are reduced by estimated future costs to produce the estimated proved reserves based on actual year-end operating cost levels. Future income taxes are based on year-end statutory rates, adjusted for any operating loss carryforwards and tax credits. The future cash flows are reduced to present value by applying a 10% discount rate.

The standardized measure of estimated discounted future cash flow is not intended to represent the replacement cost or fair market value of the oil and gas properties.

The information for the reserves for the period from March 26, 2004 (Inception) to December 31, 2004 is as follows:

                                                                       2004
                                                                  -------------
Future cash inflows                                               $  79,247,970
Future production costs                                             (21,661,410)
Future development costs                                            (24,640,630)
Future income tax                                                    (2,934,344)
                                                                  -------------

Future net cash flows                                                30,011,586
Effect of discounting future annual net cash flows at 10%           (18,182,226)
                                                                  -------------

Discounted future net cash flows                                  $  11,829,360
                                                                  =============

The following table sets forth the principal sources of change in discounted future net cash flows for the reserves for the period from March 26, 2004 (Inception) to December 31, 2004 is as follows:

                                                                       2004
                                                                  -------------
Beginning of the period                                           $          --
Sales, net of production costs                                               --
Net change in prices and production costs                                    --
Extensions, discoveries and improved recovery                        11,829,360
Change in future development costs                                           --
Change in income tax                                                         --
Net change in timing                                                         --
                                                                  -------------

End of period                                                     $  11,829,360
                                                                  =============

                                Dune Energy, Inc.
               Unaudited Pro Forma Condensed Financial Statements

The following unaudited pro forma condensed financial statements and related notes are presented to show the pro forma effects of the acquisition of oil and gas properties from the Voyager Property during the fourth quarter of 2005. In addition, we have presented the pro forma effects to include our previous acquisition of the Springside Properties which occurred on November 17, 2005 as reported in 8-K/A filed on January 30, 2006.

The pro forma condensed statements of operations for the period from March 26, 2004 (Inception) to December 31, 2004 and for the nine months ended September 30, 2005 that follow contain a column entitled "Voyager Historical". This column contains only the revenue and direct operating expenses of the Voyager Property. During the periods presented, the Voyager Properties were not accounted for or operated in accordance with generally accepted accounting principles. The Voyager entities accounted for their operations without capitalizing many of the costs that related to the full cost method of accounting as followed by Dune and the Voyager entities did not conduct any reserve studies nor calculated an amortization rate per equivalent unit of production. Also excluded are other expenses which include interest, accretion of retirement obligations, general and administrative expenses and corporate income taxes. These condensed pro forma statements of operations are not indicative of the results of operations of the acquired properties due to the exclusion of the above mentioned expenses.

In addition, the pro forma condensed statements of operations for the year ended December 31, 2004 and for the nine months ended September 30, 2005 that follow contain a column entitled "Springside Historical". This column contains only the revenue and direct operating expenses of the Springside Property. During the periods presented, the Springside Properties were not accounted for or operated in accordance with generally accepted accounting principles. The Springside entities accounted for their operations without capitalizing many of the costs that related to the full cost method of accounting as followed by Dune and the Springside entities did not conduct any reserve studies nor calculated an amortization rate per equivalent unit of production. Also excluded are other expenses which include interest, accretion of retirement obligations, general and administrative expenses and corporate income taxes. These condensed pro forma statements of operations are not indicative of the results of operations of the acquired properties due to the exclusion of the above mentioned expenses.

The pro forma condensed statements of operations are presented to show income from continuing operations as if the Springside and Voyager transactions occurred as of the beginning of each period presented. The pro forma condensed balance sheet is based on the assumption that the Springside and Voyager transaction occurred effective September 30, 2005.

Pro forma data are based on assumptions and include adjustments as explained in the notes to the unaudited pro forma condensed financial statements. The pro forma data are not necessarily indicative of the financial results that would have been attained had the Springside and Voyager transactions occurred on the dates referenced above and should not be viewed as indicative of operations in future periods. The unaudited pro forma condensed financial statements should be read in conjunction with notes thereto, Dune's Annual Report on Form 10-KSB for the year ended December 31, 2004 and its Quarterly Report on Form 10-QSB for the quarter ended September 30, 2005, the Form 8-K/A on the Springside Acquisition filed on January 30, 2006 and the Statements of Combined Revenues and Direct Operating Expenses included herein.

                                Dune Energy, Inc.
              Unaudited Pro Forma Condensed Statement of Operations
                      For The Year Ended December 31, 2004

                                      Dune          Springside      Voyager         Pro Forma
                                   Historical       Historical     Historical      Adjustments             Pro Forma
                                  -------------------------------------------------------------          ------------
Revenues                          $  1,022,297     $  1,588,615    $         --    $         --          $  2,610,912
                                  -------------------------------------------------------------          ------------

Direct operating costs                 102,674          279,139              --              --               381,813
Depreciation, depletion and
amortization                            63,801               --              --         727,309(a,b)          791,110
General and administrative           1,935,539               --              --         405,000(c)          2,340,539
Interest expense                       120,640               --              --       2,350,517(d)          2,471,157
Other expenses (income)                (85,396)              --              --              --               (85,396)
                                  -------------------------------------------------------------          ------------

                                     2,137,258          279,139              --       3,482,826            (5,899,223)
                                  -------------------------------------------------------------          ------------

Net income (loss)                 $ (1,114,961)    $  1,309,476    $         --    $ (3,482,826)         $ (3,288,311)
                                  =============================================================          ============

Basic and diluted earnings per
common share                      $      (0.04)                                                          $      (0.11)
                                  ============                                                           ============
Weighted shares outstanding         30,443,387                                               --            30,443,387
                                  ============                                     ============          ============

The accompanying notes to the unaudited pro forma condensed financial statements are an integral part of these statements.

                                Dune Energy, Inc.
              Unaudited Pro Forma Condensed Statement of Operations
                    For Nine Months Ended September 30, 2005

                                      Dune          Springside       Voyager        Pro Forma
                                   Historical       Historical      Historical     Adjustments             Pro Forma
                                  -------------------------------------------------------------          ------------
Revenues                          $  2,046,259     $    640,834    $  1,343,478    $         --          $  4,030,571
                                  -------------------------------------------------------------          ------------

Direct operating costs                 323,449          107,125         207,044              --               637,618
Depreciation, depletion and
amortization                           503,198               --              --         955,317 (e,f)       1,458,515
General and administrative           1,825,474               --              --         367,500 (g)         2,192,974
Interest expense                       337,375                                        2,352,716 (h)         2,690,091
Other expense (income)                  60,398               --              --              --                60,398
                                  -------------------------------------------------------------          ------------

                                     3,049,894          107,125         207,044       3,675,533            (7,039,596)
                                  -------------------------------------------------------------          ------------

Net income (loss)                 $ (1,003,635)    $    533,709    $  1,136,434    $ (3,675,533)         $ (3,009,025)
                                  =============================================================          ============

Basic and diluted earnings per
common share                      $      (0.02)                                                          $      (0.06)
                                  ============                                                           ============

Weighted shares outstanding         46,651,525                                               --            46,651,525
                                  ============                                     ============          ============

The accompanying notes to the unaudited pro forma condensed financial statements are an integral part of these statements.

                                Dune Energy, Inc.
                   Unaudited Pro Forma Condensed Balance Sheet
                            as of September 30, 2005

                                                        Springside      Voyager
                                            Dune        Pro Forma      Pro Forma
                                         Historical    Adjustments     Adjustments         Pro Forma
Assets
  Current assets                        $ 7,107,856    $   260,079    $ 1,250,000(1)      $ 8,617,935
  Net property and equipment             18,834,409      5,191,283     23,312,089(1,2)     47,337,781
  Other assets                              413,156        148,850        564,279(3)        1,126,285
                                        -----------------------------------------         -----------
                                        $26,355,421    $ 5,600,212    $25,126,368         $57,082,001
                                        =========================================         ===========

Liabilities and shareholders' equity
  Current liabilities                   $ 2,361,082    $        --    $        --         $ 2,361,082
  Long-term debt                          8,500,000      5,600,212     25,126,368(3)       39,226,580
  Other non-current liabilities              28,325             --                             28,325
  Shareholders' equity                   15,466,014             --                         15,466,014
                                        -----------------------------------------         -----------
                                        $26,355,421    $ 5,600,212    $25,126,368         $57,082,001
                                        =========================================         ===========

The accompanying notes to the unaudited pro forma condensed financial statements are an integral part of these statements.

                                Dune Energy, Inc.
           Notes to Unaudited Pro Forma Condensed Financial Statements

Basis of Presentation

The unaudited pro forma statement of operations for the year ended December 31, 2004, is based on the audited financial statements of Dune for the year ended December 31, 2004, the audited statement of combined revenues and direct operating expenses for the Voyager Properties for the period from March 26, 2004 (Inception) to December 31, 2004, the adjustments and assumptions described below and the Form 8-K/A on the Springside Acquisition filed January 30, 2006.

The unaudited pro forma statement of operations for the nine months ended September 30, 2005, and the unaudited pro forma balance sheet as of September 30, 2005, are based on the unaudited financial statements of Dune as of and for the nine months ended September 30, 2005, the audited statement of combined revenues and direct operating expenses for the Voyager Properties for the nine months ended September 30, 2005, the adjustments and assumptions described below and the Form 8-K/A on the Springside Acquisition filed January 30, 2006.

Pro forma adjustments:

The unaudited pro forma statements of operations reflect the following adjustments:

      a. Record incremental depreciation, depletion and amortization expense, using units of production method, resulting from the purchase of the Springside and Voyager Properties. There was no expense attributed to the Voyager purchase. Expense attributed to the Springside purchase was $606,007.

      b. Record incremental amortization of fees of the Standard Bank and Itera loans. Fees associated with the Springside purchase amounted to $148,850 with an amortization expense of $30,275 for the year ended December 31, 2004. Fees associated with the Voyager purchase amounted to $564,279 with an amortization expense of $ 91,027 for nine months ended December 31, 2004.

      c. Record estimated increase in general and administrative expense as a result of the purchase of the Springside and Voyager Properties. Increase pertaining to the Springside purchase was $150,000 for the year ended December 31, 2004. Increase pertaining to the Voyager property was $255,000 for the nine months ended December 31, 2004.

      d. Record interest expense of $299,065 for the year ended December 31, 2004 associated with debt of $5,451,362 incurred with the Springside purchase. Record Interest expense of $2,051,452 for nine months ended December 31, 2004 associated with debt of $24,562,089 incurred with the Voyager purchase. Applicable interest rates ranged from libor plus 4% to an interest rate of 12 %.

      e. Record incremental depreciation, depletion and amortization expense, using units of production method, resulting from the purchase of the Springside and Voyager Properties, $224,830 and $616,754 respectively.

      f. Record incremental amortization of fees of the Standard Bank and Itera loans. Fees associated with the Springside purchase amounted to $148,850 with an amortization expense of $22,706. Fees associated with the Voyager purchase amounted to $564,279 with an amortization expense of $ 91,027.

      g. Record estimated increase in general and administrative expense as a result of the purchase of the Springside and Voyager Properties. Increase pertaining to the Springside purchase was $112,500 and to the Voyager was $255,000.

      h. Record interest expense of $287,769 associated with debt of $5,451,362 incurred with the Voyager purchase. Record interest expense of $2,064,947 associated with debt of $24,562,089 incurred with the Voyager purchase. Applicable interest rates ranged from libor plus 4% to an interest rate of 12 %.

                                Dune Energy, Inc.

The unaudited pro forma balance sheet reflects the following adjustments associated with the Springside and Voyager acquisitions as of September 30, 2005.

1. Record purchase price adjustments from the acquisition of the Springside and Voyager Properties. Purchase price adjustments are subject to further review and audit.

2. Record the purchase price for the Springside and Voyager Properties, net of purchase price adjustments.

3. Record the loan and fees associated with the Standard Bank and Itera loans.

                                Dune Energy, Inc.
                 Pro Forma Supplemental Oil and Gas Disclosures
                                   (Unaudited)

The following table sets forth certain unaudited pro forma information concerning Dune's proved oil and gas reserves at December 31, 2004 giving effect to the Springside and Voyager Properties as if it had occurred as of the beginning of each period presented. There are numerous uncertainties inherent in estimating the quantities of proved reserves and projecting future rates of production and timing of development expenditures. The following reserve data represents estimates only and should not be construed as being exact.

All of the reserves are located in the United States.

Proved and undeveloped reserves:

                                                             Oil Reserves (Mbbls)
                                                   -----------------------------------------
                                                    Dune  Springside    Voyager    Pro Forma
                                                   -----------------------------------------
Balance, December 31, 2003                           142          --         --          142
Production                                            --          --         --           --
Purchases of reserves in-place                         1          --         --            1
Extensions, discoveries and improved recovery         --          --         77           77
Transfers/sales of reserves in place                  --          --         --           --
Revisions of previous estimates                    1,166          --         --        1,166
                                                   -----------------------------------------
Balance, December 31, 2004                         1,309          --         77        1,386
                                                   =========================================

Proved developed reserves at end of year               3          --         --            3
                                                   =========================================

                                                             Gas Reserves (MMcf)
                                                  -----------------------------------------
                                                    Dune  Springside     Voyager  Pro Forma
                                                  -----------------------------------------
Balance, December 31, 2003                        12,415       5,233          --     17,648
Production                                           (47)       (472)         --       (519)
Purchases of reserves in-place                       791          --          --        791
Extensions, discoveries and improved recovery         --         430      12,667     13,097
Transfers/sales of reserves in place                  --          --          --         --
Revisions of previous estimates                   (7,625)         --          --     (7,625)
                                                  -----------------------------------------
Balance, December 31, 2004                         5,534       5,191      12,667     23,392
                                                  =========================================

Proved developed reserves at end of year             965       2,021          --      2,986
                                                  =========================================

Standardize Measure of Discounted Future Net Cash Flows.

The standardized measure of discounted future net cash flows from the Company's estimated proved gas reserves is provided for the financial statement user as a common base for comparing oil and gas reserves of enterprises in the industry and may not represent the fair market value of the Company's oil and gas reserves or the present value of future cash flows of equivalent reserves due to various uncertainties inherent in making these estimates. Those factors include changes in oil and gas prices from year end prices used in the estimates, unanticipated changes in future production and development costs and other uncertainties in estimating quantities and present values of oil and gas reserves.

The following table presents the standardized measure of discounted future net cash flows from the ownership interest in proved oil and gas reserves as December 31, 2004. The standardized measure of future net cash flows as of December 31, 2004 is calculated using the price received by the seller as of the end of the year. The prices for Voyager were $6.01 per mcf and $43.00 per barrel for the year ended December 31, 2004.

The resulting estimated future cash inflows are reduced by estimated future costs to produce the estimated proved reserves based on actual year-end operating cost levels. Future income taxes are based on year-end statutory rates, adjusted for any operating loss carryforwards and tax credits. The future cash flows are reduced to present value by applying a 10% discount rate.

The standardized measure of estimated discounted future cash flow is not intended to represent the replacement cost or fair market value of the oil and gas properties.

                                                   Year Ended December 31, 2004
                                       ---------------------------------------------------
                                          Dune      Springside       Voyager     Pro Forma
                                       ---------------------------------------------------
                                                         (In Thousands)
Future cash inflows                    $  87,033     $  23,670     $  79,248     $ 189,951
Future production costs                   (6,079)       (7,495)      (21,661)      (35,235)
Future development costs                 (12,190)       (6,004)      (24,641)      (42,835)
Future income tax                         (7,165)       (1,652)       (2,934)      (11,751)
                                       ---------------------------------------------------

Future net cash flows                     61,599         8,519        30,012       100,130
Effect of discounting future annual
net cash flows at 10%                    (24,409)       (4,730)      (18,183)      (47,322)
                                       ---------------------------------------------------

Discounted future net cash flow        $  37,190     $   3,789     $  11,829     $  52,808
                                       ===================================================

The principal changes in the standardized measure of discounted future net cash flows relating to proven oil and gas reserve is as follows:

                                                           Year Ended December 31, 2004
                                                 -----------------------------------------------
                                                    Dune     Springside      Voyager   Pro Forma
                                                 -----------------------------------------------
                                                                  (In Thousands)
Beginning of the year                            $  30,508    $      38    $      --   $  30,546
Sales, net of production costs                         (90)      (1,309)          --      (1,399)
Net change in prices and production costs            7,495        4,917           --      12,412
Extensions, discoveries and improved recovery           --        1,962       11,829      13,791
Change in future development costs                   9,100        1,450           --      10,550
Net change in timing                                    --       (1,617)          --      (1,617)
Change in income tax                                    --       (1,652)          --      (1,652)
Revision of quantity estimates                      (9,823)          --           --      (9,823)
                                                 -----------------------------------------------

End of year                                      $  37,190    $   3,789    $  11,829   $  52,808
                                                 ===============================================

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                        DUNE ENERGY, INC.


DATE: February 27, 2006                 By: /s/ Alan Gaines
                                            ------------------------------------
                                            Alan Gaines
                                            Chairman and Chief Executive Officer